                                                                     EXHIBIT 4.2


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                             SOLECTRON CORPORATION,

                                    as Issuer

                                       TO

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 27, 2001



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

        FIRST SUPPLEMENTAL INDENTURE, dated as of December 27, 2001 (the "First Supplemental Indenture"), between SOLECTRON CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly authorized and existing under the laws of the United States of America, as trustee (the "Trustee").

        WHEREAS, the Company executed and delivered the Subordinated Debt Securities Indenture, dated as of December 27, 2001 (the "Subordinated Indenture"), to the Trustee to provide for the future issuance of the Company's subordinated debt securities (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Subordinated Indenture;

        WHEREAS, pursuant to the terms of the Subordinated Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7.25% Subordinated Debentures due 2006 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Subordinated Indenture and this First Supplemental Indenture (together, the "Indenture"); and

        WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

        NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Definition of Terms.

        Unless otherwise provided herein or unless the context otherwise requires:

        (a) a term defined in the Subordinated Indenture has the same meaning when used in this First Supplemental Indenture;

        (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

        (c) the singular includes the plural and vice versa;

        (d) headings are for convenience of reference only and do not affect interpretation;

        (e) the following terms have the meanings given to them in the Purchase Contract Agreement (as defined below): Failed Remarketing; Last Failed Remarketing; Normal Units; Purchase Contract Agent; Remarketing Agreement; Remarketing Date; Remarketing Value; Separate Debentures; Stock Purchase Date; Subsequent Remarketing Date; and Underwriting Agreement.

        (f) the following terms have the meanings given to them in the Interest Pledge Agreement (as defined below): Agent; Collateral; and Pledged Account.

        (g) Time of Delivery has the meaning given to it in the Underwriting Agreement (as defined below).


        (h) the following terms have the meanings given to them in this Section 1.1(h):

        "Interest Pledge Agreement" shall mean the Pledge Agreement, dated as of December 27, 2001 by and between the Company, as pledgor and State Street Bank and Trust Company of California, N.A., as Trustee and as pledge trustee.

        "Interest Rate" shall have the meaning set forth in Section 2.5.

        "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 4,000,000 Normal Units.

        "Purchase Contract Agreement" shall mean the Purchase Contract Agreement, dated as of December 27, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as purchase contract agent (the "Purchase Contract Agent").

        "Quotation Agent" has the meaning provided in Section 2.6.

        "Redemption Amount" means, for each Debenture, the product of (a) the principal amount of such Debenture and (b) a fraction whose numerator is the applicable Redemption Treasury Portfolio Purchase Price and whose denominator is the applicable Redemption Principal Amount.

        "Redemption Price" means the redemption price per Debenture equal to the Redemption Amount plus any accrued and unpaid interest on such Debenture to, but excluding the date of redemption.

        "Redemption Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to a successful remarketing of the Debentures pursuant to the terms of Section 5.2 of the Purchase Contract Agreement, the aggregate principal amount of the Debentures which are components of Normal Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after a successful remarketing of the Debentures pursuant to the terms of Section 5.2 of the Purchase Contract Agreement, the aggregate principal amount of the Debentures outstanding on such Tax Event Redemption Date.

        "Redemption Treasury Portfolio" means (a) if the Tax Event Redemption Date occurs prior to a successful remarketing of the Debentures pursuant to the terms of Section 5.2 of the Purchase Contract Agreement, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities which mature on or prior to the Stock Purchase Date in an aggregate amount equal to the applicable Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, principal or interest strips of U.S. Treasury securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Redemption Principal Amount of the Debentures on such date, assuming that the Interest Rate on the Debentures were not reset on the applicable Reset Date, and (b) if the Tax Event Redemption Date occurs after successful remarketing of the Debentures in accordance with Section 5.2 of the Purchase Contract Agreement, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities which mature on or prior to November 15, 2006 in an aggregate amount equal to the applicable Redemption Principal Amount and
        (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Redemption Principal Amount of the Debentures on such date.

        "Redemption Treasury Portfolio Purchase Price" has the meaning provided in Section 2.6.

        "Reset Agent" means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

        "Reset Date" means the date of the successful remarketing of the Debentures pursuant to the provisions of Section 5.2 of the Purchase Contract Agreement.

        "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Reset Agent, that the Debentures shall bear in order for the Debentures to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of 100.5% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Debentures are held as components of Normal Units and will be remarketed; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the

        Debentures are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment.

        "Tax Event" means the receipt by the Company of an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or other independent counsel having a nationally recognized tax practice to the effect that, as a result of (i) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any amendment to or change in an official interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (iii) any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on December 20, 2001, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after December 20, 2001, there is more than an insubstantial risk that interest or original issue discount on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

        "Tax Event Redemption" has the meaning provided in Section 2.6.

        "Tax Event Redemption Date" has the meaning provided in Section 2.6.

        "Underwriting Agreement" shall mean the Underwriting Agreement, dated as of December 20, 2001, between the Company and Goldman, Sachs & Co., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1. Designation, Principal Amount and Authorized Denomination.

                There is hereby authorized a series of Securities designated the 7.25% Subordinated Debentures due 2006, limited in aggregate principal amount to $1,000,000,000 (or up to $1,100,000,000, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Subordinated Indenture. The Debentures shall be issuable in denominations of $25 and integral multiples thereof.

SECTION 2.2. Maturity.

        The Stated Maturity of the Debentures will be November 15, 2006.

SECTION 2.3. Form and Payment.

        (a) The Debentures, on original issuance, shall be issued in the form of
(i) one or more definitive, fully registered Debentures registered initially in the name of State Street Bank and Trust Company of California, N.A., as Purchase Contract Agent and (ii) one or more fully registered Global Securities (the "Global Debentures") registered in the name of The Depository Trust Company ("DTC"), as Depositary, or its nominee, and deposited with the Security Registrar, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Debentures represented thereby (or such other accounts as they may direct).

        (b) The principal of and the interest on the Debentures shall be payable at the office or agency of the Company maintained for that purpose in accordance with Section 10.2 of the Subordinated Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

SECTION 2.4. Global Debentures.

        (a) DTC shall serve as the initial Depository for the Global Debentures.

        (b) Unless and until it is exchanged for definitive Debentures in registered form in accordance with Section 3.5 of the Subordinated Indenture, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5. Interest and Interest Rate Reset.

        (a) Each Debenture will bear interest from its Issue Date (as defined below) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of 7.25% per annum (the "Interest Rate") through but not including August 15, 2004, and thereafter at the Reset Rate determined in accordance with Section 2.5(b) and notified to the Trustee by the Company, in each case payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date"), commencing February 15, 2002, until the principal thereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate through, but not including August 15, 2004 and at the Reset Rate thereafter, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

        (b) The interest rate on the Debentures will be reset on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, to the Reset Rate determined by the Reset Agent (which Reset Rate will become effective from and after August 15, 2004); provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Debentures are successfully remarketed



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

pursuant to the Purchase Contract Agreement and the Remarketing Agreement or
(ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment.

        (c) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a 90-day quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

        (d) The Regular Record Date for interest payable on the Debentures on each Interest Payment Date shall be the close of business on the Business Day next preceding each such Interest Payment Date.

        (e) The Debentures do not have the benefit of any sinking fund obligation.

SECTION 2.6. Redemption of the Debentures.

        (a) If a Tax Event has occurred and is continuing the Company shall have the right upon not less than 30 but no more than 60 days' notice to the Holders of the Debentures to redeem all, but not less than all, the Debentures then Outstanding (a "Tax Event Redemption") at a price per Debenture equal to the Redemption Price on the date set forth in such notice (the "Tax Event Redemption Date"), which notice shall be irrevocable.

        (b) The Company shall, in order to determine the price of the Redemption Treasury Portfolio, retain the services of an agent (the "Quotation Agent"), which shall be a primary U.S. government securities dealer located in New York City. The Company shall retain Goldman, Sachs, & Co. or a successor as the Quotation Agent; provided that if Goldman, Sachs, & Co. ceases to be a primary government securities dealer or does not wish to perform the services of the Quotation Agent hereunder, the Company shall retain another primary U.S. government securities dealer as quotation agent. The Quotation Agent will solicit the lowest aggregate price quoted by a primary U.S. government securities dealer for the Redemption Treasury Portfolio on the third Business Day before the Tax Event Redemption Date (the "Redemption Treasury Portfolio Purchase Price") for settlement on the Tax Event Redemption Date, promptly notify the Company of such lowest price and arrange for the purchase and settlement of the Redemption Treasury Portfolio per the order of the Company. The Company shall pay to the Quotation Agent the Quotation Agent's customary and reasonable fees for such service.

SECTION 2.7. Subordination of the Debentures.

        Notwithstanding any provision herein to the contrary,



                                       6
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        (a) if, at the time of a successful remarketing of the Debentures pursuant to the terms of Section 5.2 of the Purchase Contract Agreement, the Company receives or has received ratings by Standard & Poor's and Moody's Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, which are in effect on the date of such successful remarketing (an "Investment Grade Event"), then, on and after such Investment Grade Event, the subordination provisions of the Debentures, including, without limitation, Article 15 of the Subordinated Indenture, will no longer be applicable and the Debentures will automatically become general, unsecured obligations of the Company ranking equally in right of payment with all the Company's existing and future unsubordinated indebtedness.

        (b) At all times during which any Debenture is Outstanding, a pro rata portion of the Holders' rights to payments under each Outstanding Debenture shall not be subject to the provisions of Article 15 of the Subordinated Indenture and the subordination provisions of the Subordinated Indenture generally such that the aggregate amount of all such Outstanding Debentures not so subject equals the value of the Collateral as such is constituted from time to time.

SECTION 2.8. Security.

        (a) On the date hereof, the Company shall (i) enter into the Interest Pledge Agreement and comply with the terms and provisions thereof and (ii) deposit the Collateral to be pledged to the Trustee for its benefit and the ratable benefit of the Holders in such amount as will be, upon receipt of scheduled interest and principal payments, if applicable, of such Collateral, in the opinion of KPMG LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Company, equal to the first eight scheduled interest payments due on the Debentures. The Collateral shall be held by the Agent in the Pledged Account pending disposition pursuant to the Interest Pledge Agreement.

        (b) On each relevant Time of Delivery (if such Time of Delivery is different from the date hereof), the Company shall (i) comply with the Interest Pledge Agreement and comply with the terms and provisions thereof and (ii) if necessary, deposit additional Collateral into the Pledged Account pursuant to the Interest Pledge Agreement in such amount as will be, upon receipt of scheduled interest and principal payments, if applicable, of such additional Collateral, in the opinion of KPMG LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Company, equal to the first eight scheduled interest payments due on the Debentures issued in connection therewith.

        (c) Each Holder, by its acceptance of a Debenture, consents and agrees to the terms of the Interest Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be affected without the consent of each Holder affected thereby), and authorizes and directs each of the Trustee and the Agent to enter into the Interest Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

        (d) The release of any Collateral pursuant to the Interest Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Interest Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Interest Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Interest Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

        (e) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Interest Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 6.3 of the Subordinated Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

                                  ARTICLE III

                                FORM OF DEBENTURE


SECTION 3.1. Form of Debenture.

        The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

        [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

        Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ___________________



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CUSIP No. 834182AM9                                      $_____________________

ISIN No. US834182AM97


                              SOLECTRON CORPORATION
                      7.25% SUBORDINATED DEBENTURE DUE 2006


        SOLECTRON CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, the principal sum of ______ dollars ($______________) on November 15, 2006 (such date is hereinafter referred to as the "Stated Maturity"), and to pay interest on said principal sum from December 27, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2002, initially at the rate of 7.25% per annum (the "Interest Rate") through and including August 15, 2004, and at the Reset Rate thereafter, until the principal hereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate through and including August 15, 2004, and at the Reset Rate thereafter, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; and provided, further, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Debentures are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a 90-day quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which as long as any Debentures are represented by a Global Debenture shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Debentures are no longer represented by a Global Debenture, the Company may select such Regular Record Date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the Office or Agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

        The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        Notwithstanding any provision in the Indenture to the contrary, if, at the time of a successful remarketing of the Debentures pursuant to the terms of
Section 5.2 of the Purchase Contract Agreement, the Company receives or has received ratings by Standard & Poor's and Moody's Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, which are in effect on the date of such successful remarketing (an "Investment Grade Event"), then, on and after such Investment Grade Event, the subordination provisions of the Debentures, including, without limitation, Article 15 of the Subordinated Indenture, will no longer be applicable and the Debentures will automatically become general, unsecured obligations of the Company ranking equally in right of payment with all the Company's existing and future unsubordinated indebtedness.

        At all times during which any Debenture is Outstanding, a pro rata portion of the Holders' rights to payments under each Outstanding Debenture shall not be subject to the provisions of Article 15 of the Subordinated Indenture and the subordination provisions of the Subordinated Indenture generally such that the aggregate amount of all such Outstanding Debentures not so subject equals the value of the Collateral as such is constituted from time to time. Each Holder, by its acceptance of a Debenture, consents and agrees to the terms of the Interest Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be affected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Agent to enter into the

Interest Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

        This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                          SOLECTRON CORPORATION


                                          By: _________________________
                                              Name:
                                              Title:



Attest:

______________________


                          CERTIFICATE OF AUTHENTICATION


        This is one of the Debentures of the series designated herein and referred to in the within-mentioned Indenture.

Dated:



                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CALIFORNIA, N.A.,
                                         as Trustee

                                         By: _________________________
                                             Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)


        This Debenture is one of a duly authorized series of the subordinated debentures of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to a Subordinated Debt Securities Indenture dated as of December 27, 2001 (the "Subordinated Indenture"), duly executed and delivered between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated December 27, 2001, duly executed and delivered between the Company and the Trustee (the "First Supplemental Indenture" and together with the Subordinated Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

        The Debentures do not have the benefit of any sinking fund obligation.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Debentures at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of

Debentures at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debentures and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        [If Debenture is a Global Debenture, insert - This Debenture is a Global Debenture and is subject to the provisions of the Indenture relating to Global

Debentures, including the limitations in Section 3.5 of the Subordinated Indenture on transfers and exchanges of Global Debentures.]

        All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

agent to transfer this Debenture on the Security Register. The agent may substitute another to act for him or her.


Dated:                                      Signature:

                                            Signature Guarantee:

     (Sign exactly as your name appears on the other side of this Debenture)


        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT -
             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBENTURE


        The following increases or decreases in this Global Debenture have been made:


==============================================================================================================================
                                                                               Principal amount of
                                Amount of                 Amount of           this Global Debenture         Signature of
                          decrease in principal     increase in principal        following such         authorized signatory
                           amount of the Global      amount of the Global          decrease or             of Trustee or
Date                            Debenture                 Debenture                  increase             Custodial Agent
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
]

                                   ARTICLE IV

                          ORIGINAL ISSUE OF DEBENTURES


SECTION 4.1. Original Issue of Debentures.

        Debentures in the aggregate principal amount of $1,000,000,000 (or up to $1,100,000,000, if the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. The date of issuance of the Debentures shall be December 27, 2001 (the "Issue Date").


                                   ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1. Ratification of Subordinated Indenture.

        The Subordinated Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Subordinated Indenture in the manner and to the extent herein and therein provided.

SECTION 5.2. Governing Law.

        THIS FIRST SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.3. Not Responsible for Recitals.

        The recitals contained in this First Supplemental Indenture, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 5.4. Counterparts.

        This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.



                                         SOLECTRON CORPORATION


                                         By: /s/ Kiran Patel
                                             ----------------------------------
                                             Name:  Kiran Patel
                                             Title: Executive Vice President,
                                                    Chief Financial Officer
                                                    (Principal Financial and
                                                    Accounting Officer)


Attest:

/s/ Susan Wang
--------------------





                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CALIFORNIA, N.A.,
                                         as Trustee

                                         By: /s/ Steve Rivero
                                             ----------------------------------
                                             Authorized Signatory